UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2023

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2023, Decibel Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Regeneron Pharmaceuticals, Inc., a New York corporation (“Parent”), and Symphony Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) in exchange for (i) $4.00 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Cash Consideration”), plus (ii) one contractual, non-tradeable contingent value right per share (each, a “CVR”), which entitles the holder to potentially receive contingent payments of up to an aggregate of $3.50 per CVR, without interest and subject to reduction for any applicable withholding taxes, upon the achievement of certain specified milestones described below in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) mutually agreeable to Parent and the Company (the Cash Consideration plus one CVR, together, the “Offer Consideration”). The Offer will remain open for 20 business days, subject to extension under certain circumstances.

The obligation of Purchaser to purchase shares of Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there have been validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares of Common Stock, if any, owned by Purchaser and its affiliates (as defined in Section 251(h)(6)(a) of the Delaware General Corporation Law, as amended (the “DGCL”)), represent one more share of Common Stock than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer (the “Minimum Condition”); (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (iii) the Company’s compliance with, and performance of, in all material respects its covenants and agreements contained in the Merger Agreement; (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement); and (v) other customary conditions set forth in Annex I to the Merger Agreement. As of the date of the Merger Agreement, Purchaser and its affiliates (as defined in Section 251(h)(6)(a) of the DGCL) collectively owned 2,097,314 shares of Common Stock.

If Parent determines in good faith that the filing of the notification and report forms with respect to the Offer and the Merger pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is required, then the parties will make such filing (an “HSR Filing”) with respect to the Offer and the Merger, and the Offer would be conditioned on the expiration or termination of the applicable waiting period under the HSR Act. The parties do not presently anticipate that an HSR Filing will be required.

Following the consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Purchaser will merge with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). If an Offer Termination (as defined below) does not occur, the Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

The Merger Agreement also provides an alternative means by which the Merger may be consummated even if the Offer is not completed, which requires the approval of the Company’s stockholders. Pursuant to the Merger Agreement, if an HSR Filing has been made, in certain circumstances Purchaser may elect to proceed with the acquisition through a Merger without any Offer, in which case Purchaser will terminate the Offer or allow it to expire (such termination, an “Offer Termination”). In this case, the Company would be required to file a proxy statement to obtain approval of the Merger by the Company’s stockholders at a special stockholders meeting held for the purpose of voting upon the adoption of the Merger Agreement, and the Merger would be effected pursuant to Section 251(c) of the DGCL.

Pursuant to the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by the Company, Parent, Purchaser, any wholly owned subsidiary of Parent (other than Purchaser), any wholly owned subsidiary of the Company or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will be converted automatically into and will thereafter represent only the right to receive the Offer Consideration.

In addition, the Merger Agreement provides that, at the effective time of the Merger (the “Effective Time”), each compensatory option to purchase shares of Common Stock of the Company (each a “Company Option”) that is then outstanding and unvested will vest in full, and receive the following treatment:

•

each Company Option with an exercise price per share that is less than the amount of the Cash Consideration (each a “Tranche 1 Option”) that is then outstanding will be cancelled and exchanged for (A) an amount in cash equal to the product of (x) the total number of shares subject to such Tranche 1 Option immediately prior to the Effective Time multiplied by (y) the excess of the amount of the Cash Consideration over the applicable exercise price per share of such Tranche 1 Option, and (B) one CVR with respect to each share subject to such Tranche 1 Option as of immediately prior to the Effective Time;

•

each Company Option with an exercise price per share that is equal to or greater than the amount of the Cash Consideration and less than the sum of the amount of the Cash Consideration and the amount of the DB-OTO Milestone Payment (as defined below) that is then outstanding (each a “Tranche 2 Option”) and each Company Option with an exercise price per share that is equal to or greater than the sum of the amount of the Cash Consideration and the amount of the DB-OTO Milestone Payment and less than the sum of the amount of the Cash Consideration, the amount of the DB-OTO Milestone Payment and the amount of the Registration Study Milestone Payment (as defined below) that is then outstanding (each a “Tranche 3 Option” and, collectively with each Tranche 1 Option and Tranche 2 Option, the “Specified Options”) will be cancelled and exchanged for one CVR with respect to each share subject to such Specified Option as of immediately prior to the Effective Time; and

•	each Company Option other than a Specified Option that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof.

In addition, at the Effective Time, each restricted stock unit of the Company (each a “Company RSU”) then outstanding, whether or not vested, will be cancelled and exchanged for the right to receive (i) a cash payment equal to (x) the total numbers of shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Cash Consideration and (ii) one CVR with respect to each share subject to such Company RSU as of immediately prior to the Effective Time.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal that the board of directors of the Company has determined constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement), if failing to do so would be inconsistent with the board of director’s fiduciary duties under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee in the amount of $6,500,000.

The board of directors of the Company unanimously has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger are fair to and in the best interest of the Company and its stockholders, (ii) declared it advisable that the Company enters into the Merger Agreement, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions (as defined in the Merger Agreement), including the Offer and the Merger, (iv) resolved that (a) if the Offer Acceptance Time (as defined below) occurs, the Merger shall be effected under Section 251(h) of the DGCL and will be effected as soon as practicable following the consummation of the Offer, and (b) if an Offer Termination occurs, the Merger will be governed by Section 251(c) of the DGCL, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and (v) resolved to recommend that the Company’s stockholders (a) accept the Offer and tender their shares of Common Stock to Purchaser pursuant to the Offer and (b) adopt the Merger Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Tender and Support Agreements

In connection with execution of the Merger Agreement, Regeneron and Purchaser entered into Tender and Support Agreements (each a “Support Agreement”), dated as of August 8, 2023 with each of (i) OrbiMed Private Investments VIII, LP, OrbiMed Partners Master Fund Limited and OrbiMed Genesis Master Fund, L.P., (ii) Third Rock Ventures III, L.P. and (iii) Laurence Reid, Ph.D., the Company’s Chief Executive Officer and President (each, a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”), which collectively own approximately 35.7% of the outstanding shares of Common Stock as of August 4, 2023. Each Support Agreement provides, among other things, that the applicable Supporting Stockholder will tender all of the shares of Common Stock held by such Supporting Stockholder to Purchaser in the Offer and, if applicable, vote all of such Supporting Stockholder’s shares of Common Stock in favor of the Merger.

The form of Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Contingent Value Right Agreement

At or prior to the time at which Purchaser irrevocably accepts for purchase all shares of Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer (the “Offer Acceptance Time”) or, if an Offer Termination shall have occurred, prior to the Effective Time, Purchaser, Parent and the Rights Agent will enter into the CVR Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or the Company or any of their affiliates.

Each CVR represents a non-tradeable contractual contingent right to receive the following cash payments, without interest and subject to reduction for any applicable withholding of taxes (the “Milestone Payments”) if the following milestones (the “Milestones”) are achieved:

•

$2.00 in cash, without interest and subject to reduction for any applicable withholding of taxes (“DB-OTO Milestone Payment”), payable upon the fifth participant being administered with DB-OTO in a clinical trial (the “DB-OTO Milestone”) on or prior to the earlier of (i) December 31, 2024 and (ii) the termination of the CVR Agreement (the earlier of the foregoing (i) and (ii), the “DB-OTO Milestone Expiration Date”); and

•

$1.50 in cash, without interest and subject to reduction for any applicable withholding of taxes (“Registration Study Milestone Payment”), payable upon the first to occur of (a) the first participant being administered with DB-OTO in a registration enabling trial (as defined in the CVR Agreement) or (b) the receipt of acceptance for review of (i) a biologics license application by the FDA, (ii) a marketing authorization application by the European Medicines Agency (“EMA”), (iii) a marketing authorization application by the U.K. Medicines and Healthcare Products Regulatory Agency or (iv) an equivalent application by the applicable national regulatory authority in any of Germany, France, Italy or Spain, in each case for DB-OTO (the “Registration Study Milestone”), provided that (A) the DB-OTO Milestone has been previously achieved prior to the DB-OTO Milestone Expiration Date and (B) the Registration Study Milestone is achieved prior to the earlier of (x) December 31, 2028 and (y) the termination of the CVR Agreement.

Notwithstanding the foregoing:

•

in the case of any CVR received in respect of a Tranche 2 Option, the DB-OTO Milestone Payment will equal the excess of $6.00 over the exercise price per share with respect to such Tranche 2 Option and the Registration Study Milestone will equal $1.50 per CVR; and

•

in the case of any CVR received in respect of a Tranche 3 Option, the Registration Study Milestone Payment will equal the excess of $7.50 over the exercise price per share with respect to such Tranche 3 Option (and no payment will be made upon the achievement of the DB-OTO Milestone).

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the Milestones.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 9, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

*****

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (“Regeneron”) and Decibel Therapeutics, Inc. (“Decibel”), including regarding Regeneron’s proposed acquisition of Decibel, the prospective benefits of the proposed acquisition, the potential contingent consideration amounts and terms and the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition. Actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “propose,” “provide,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Decibel’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; risks related to Regeneron’s ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Regeneron and Decibel will not be integrated successfully; the effects of the transaction on relationships with employees, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Regeneron’s or Decibel’s common stock and/or Regeneron’s or Decibel’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; Regeneron’s and Decibel’s ability to continue to conduct research and clinical programs; Regeneron’s and Decibel’s ability to manage their respective supply chains; Regeneron’s ability to manage net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Products”); the nature, timing, and possible success and therapeutic applications of Regeneron’s Products, product candidates being developed by Regeneron and/or its collaborators or licensees (including without limitation Regeneron’s and Decibel’s investigational gene therapy DB-OTO for the treatment of congenital hearing loss and the other gene therapy programs being developed as part of the companies’ collaboration (collectively, “Regeneron’s Product Candidates”)), and development programs and product candidates being developed by Decibel independently (collectively, “Decibel’s Product Candidates”); the extent to which the results from the research and development programs conducted by Regeneron, Decibel, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Regeneron’s Products, Regeneron’s Product Candidates, and Decibel’s Product Candidates and the impact of studies (whether conducted by Regeneron, Decibel or others and whether mandated or voluntary) on any of the foregoing or any potential regulatory approval of Regeneron’s Products, Regeneron’s Product Candidates, and Decibel’s Product Candidates; uncertainty regarding each of the Milestones and the possibility that any or all of such Milestones will never be achieved and that some or all Milestone Payments may not be made; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and Decibel’s Product Candidates and new indications for Regeneron’s Products; the ability of Regeneron’s and Decibel’s collaborators, licensees, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products, Regeneron’s Product Candidates, and Decibel’s Product Candidates; the ability of Regeneron and/or its collaborators to manufacture and manage supply chains for multiple products and product candidates; safety issues resulting from the administration of Regeneron’s Products, Regeneron’s Product Candidates, and Decibel’s Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s Products, Regeneron’s Product Candidates, and Decibel’s Product Candidates in clinical trials; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s Products or Regeneron’s Product Candidates, or Decibel’s ability to continue to develop Decibel’s Product Candidates; competing drugs and product candidates that may be superior to, or more cost effective than, Regeneron’s Products, Regeneron’s Product Candidates, or Decibel’s Product Candidates; and the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on Regeneron’s or Decibel’s respective businesses.

A more complete description of these and other material risks can be found in Regeneron’s and Decibel’s filings with the SEC, including their Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2023 and March 31, 2023 for Regeneron and Decibel respectively, and their Annual Reports on Form 10-K for the fiscal year ended December 31, 2022 as well as the Schedule TO and related tender offer documents to be filed by Regeneron and its acquisition subsidiary, Symphony Acquisition Sub, Inc., the Schedule 14D-9 to be filed by Decibel, and, if applicable, the proxy statement referenced below. Any forward-looking statements are made based on the current beliefs and judgments of Regeneron’s and Decibel’s management, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron or Decibel. Except as required by law, Regeneron and Decibel do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this Current Report on Form 8-K has not yet commenced. This filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Decibel, Regeneron or its acquisition subsidiary, Symphony Acquisition Sub, Inc., will file with the SEC. The solicitation and offer to buy Decibel stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Regeneron intends to file with the SEC. At the time the tender offer is commenced, Regeneron and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO and thereafter Decibel will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Under certain circumstances described in the definitive transaction documents, Regeneron may determine to instead terminate or withdraw the offer and effect the transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a proxy statement for the solicitation of votes of Decibel stockholders to approve the merger. DECIBEL’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND, IF APPLICABLE, THE PROXY STATEMENT BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF DECIBEL SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, and if applicable, the proxy statement will be made available to all stockholders of Decibel at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Regeneron or Decibel. Copies of the documents filed with the SEC by Decibel will be available free of charge on Decibel’s website at https://ir.decibeltx.com or by contacting Decibel Investor Relations at (617) 370-8701. Copies of the documents filed with the SEC by Regeneron will be available free of charge on Regeneron’s website at https://investor.regeneron.com or by contacting Regeneron’s Investor Relations Department at invest@regeneron.com or (914) 847-7741.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, and if applicable, the proxy statement, Regeneron and Decibel each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

If the tender offer is terminated and the transaction is to be effected by merger only, in which case, the approval of Decibel stockholders must be obtained, Regeneron, Decibel and their respective directors and executive officers may be deemed to be participants in any such solicitation of proxies from Decibel’s stockholders in connection with the proposed transaction. Information regarding Regeneron’s directors and executive officers is available in its proxy statement that was filed with the SEC; information regarding Decibel’s directors and executive officers is available in its proxy statement that was filed with the SEC. Other information regarding potential participants in any such proxy solicitation will be contained in any proxy statement filed in connection with the transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 8, 2023, by and among Decibel Therapeutics, Inc., Regeneron Pharmaceuticals, Inc., and Symphony Acquisition Sub, Inc.

2.2	Form of Contingent Value Right Agreement, by and among Regeneron Pharmaceuticals, Inc., Symphony Acquisition Sub, Inc. and a rights agent mutually agreeable to Regeneron Pharmaceuticals, Inc. and Decibel Therapeutics, Inc.

99.1	Form of Tender and Support Agreement, dated as of August 8, 2023, by and among Regeneron Pharmaceuticals, Inc., Symphony Acquisition Sub, Inc. and certain Stockholders of Decibel Therapeutics, Inc.

99.2	Joint Press Release, dated August 9, 2023, issued by Decibel Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Decibel hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date: August 9, 2023	By:	/s/ Laurence Reid
Name: Laurence Reid, Ph.D.
Title: President and Chief Executive Officer